LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is entered into this 18th day of May, 2018, by and among Grass Roots Investors, LLC, a Delaware limited liability company (“Lender”) and Players Network, Inc., a Nevada corporation (“Borrower”). Lender, and Borrower are sometimes referred to herein collectively as the “Parties,” and individually as a “Party.”

RECITALS

A. Borrower is a Nevada corporation that is engaged directly and through its subsidiary, Green Leaf Holdings, LLC, a Nevada limited liability company (“GLFH”), in the cultivation and production of cannabis and cannabis related products (the “Business”).

B. Borrower has requested that Lender lend Borrower the principal sum of One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00) (the “Loan”) for use by Borrower in connection with its direct or indirect (through a newly formed wholly owned Michigan limited liability company subsidiary (the “Michigan Subsidiary”)) acquisition (indirectly) of business operations currently operated on property in Monterey California (the “Property”) and/or for other working capital needs.

C. Lender is willing to make the Loan on the terms and subject to the conditions specified in this Agreement.

ACCORDINGLY, for adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. The recitals to this agreement are an integral to the terms hereof and are hereby into and made part of this Agreement.

2. Loan and Deliverables. Concurrent with the execution hereof:

A.	Lender has advanced to Borrower the sum of One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00) in cash by wire transfer to the account listed on Exhibit A to this Agreement.

B.	Borrower has executed and delivered:

i.	the original of the secured Convertible Promissory Note a copy of which is attached hereto as Exhibit D (the “Note”).

ii.	the Membership Interest Pledge Agreement attached hereto as Exhibit E together with the Assignments of Membership Interest contemplated thereby (the “Pledge Agreement”).

C.	Borrower certifies that:

i.	all representations and warranties of Borrower set forth herein are true and correct;

ii.	all covenants and undertaking required to be performed or complied with have been performed or complied with; (iii) attached as Exhibit B to this Agreement are true, correct and complete copies of: (a) the formation documents of Borrower and GLFH, which formation documents have not been amended from the forms so attached; (b) a good standing certificate issued by the Secretary of State for the State of Nevada for each of Borrower and GLFH dated no earlier than 30 days prior to the date hereof; (c) the resolutions of Borrower authorizing execution and delivery of this Agreement and all documents and instruments to be executed and delivered in connection herewith, and such resolutions are in full force and effect, duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Agreement and the documents executed in connection herewith;

Exhibit E to Confidential Memorandum

Form of Security Agreement

iii.	attached as Exhibit C is the title, name and signature of each Person authorized to sign this Agreement, the Pledge Agreement and all other documents and instruments to be executed by Borrower in connection herewith and therewith (collectively, the “Loan Documents”); and

iv.	no event has occurred that has or would have (with the giving or notice, the lapse of time or both) a material adverse effect on the Borrower or its operations, business, properties (including the Property), condition (financial or otherwise) or prospects.

3. Principal, Interest and Payments. The principal balance of the Loan, interest due in respect thereof and all payments shall be due in accordance with the terms of the Note.

4. Representations and Warranties. Borrower represents and warrants to Lender as follows on the date hereof and on each day during which the all or any portion of the Loan remains outstanding:

A. Organization and Standing. Borrower is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. GLFH is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Nevada. Borrower, GLFH and each other subsidiary of Borrower each: (i) has the power to own and lease and/or sell its properties and to carry on its business as now being conducted and as proposed to be conducted; and (ii) has no assets or business operations, the character or location of which would require such entity to qualify to do business as a foreign entity in any jurisdiction.

B. Consents. Borrower has full power and authority to execute and deliver this Agreement and all other Loan Documents and to consummate the transactions contemplated hereunder. No consents, authorizations or approvals of any kind of any governmental authority or other third party are required in connection with the execution or performance of this Agreement or any other Loan Document by Borrower.

C. No Conflict. The consummation of the transactions contemplated hereunder and the execution, delivery and performance of this Agreement, the Loan Documents and all documents and/or instruments contemplated hereby or thereby by Borrower do not and will not: (i) conflict with, breach or violate: (x) any of the provisions of the organizational documents or Borrower or GLFH, or (y) any applicable law, judgment, decree, order, injunction, or ruling of any court or governmental authority applicable to a Borrower or GLFH, and/or (b) result in any breach of, or constitute a default under, any agreement or instrument to which Borrower and/or GLFH is a party or by which such entity is, or such entity’s assets are, bound. The execution and performance of this Agreement and all other Loan Documents by Borrower has been duly authorized by all necessary actions, and this Agreement and each Loan Document has been duly executed and delivered (where applicable) by Borrower. This Agreement and each other Loan Document is valid and binding upon Borrower and legally enforceable against Borrower in accordance with its terms. The execution and performance of this Agreement and each other Loan Document by Borrower will not: (x) give to any other person or entity any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of any Borrower or GLFH, or (y) otherwise require any consent or approval of any person or entity.

D. Actions and Proceedings. No action, proceeding or governmental inquiry or investigation is pending or threatened: (i) against Borrower, GLFH and/or any their respective officers, directors, or employees (in their capacity as such); or (ii) against any assets of Borrower or GLFH before any court, arbitration board or tribunal or administrative or other governmental agency, nor is there is any basis for the foregoing.

E. Ownership of Assets. Borrower owns 85.4% of the issued and outstanding membership interests in GLFH free and clear of all liens, claims, charges, security interests, pledges, taxes, assessments, fees and other encumbrances of any kind or nature (each a “Lien”), other than the Liens granted in favor of the Lender. GLFH owns no equity interests of any kind or nature in any entity. With the exception of GLFH and the Michigan Subsidiary, Borrower does not conduct the business directly or indirectly (whether through any other entity or otherwise).

F. Assets of Borrower and its Subsidiaries. Borrower and each of its subsidiaries (including GLFH) each owns and has good, valid and marketable title to, or (as the case may be) has a valid leasehold or licensee interest in, all of its assets free and clear of all Liens other than the security interests granted to Lender in connection herewith.

G. Environmental Matters.

i. Neither Borrower nor any of its subsidiaries (including GLFH), or any real property owned, leased or used by Borrower or any of its subsidiaries is subject to any judicial or administrative proceeding or claim addressing a violation of, or liability under, any environmental law, regulation, ordinance, order or directive (whether federal, state or local, each, an “Environmental Law”)) applicable to such property and neither Borrower nor any of its subsidiaries (including GLFH) has received any notice, request for information, citation, summons, judgment, order, letter, or other documents, and no complaint has been filed and served, no penalty has been assessed, and no investigation or review is pending against such person or has been threatened by any governmental entity alleging any violation of any Environmental Law, and there are no facts, conditions or circumstances, which would reasonably be expected to result in the any liability pursuant to any Environmental Law.

ii. There has not been a violation of any Environmental Law at or affecting any real property owned or held for use by Borrower or any of its subsidiaries (including GLFH). Without limiting the generality of the foregoing, there has been no spill, emission, leaking, deposit, discharge, dispersal, or other release of any hazardous material into the environment or affecting any such real property, nor has there been any treatment, storage or disposal of a hazardous waste of any kind at such real property.

H. Taxes. Borrower and each of its subsidiaries (including GLFH) have each filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which such entity is subject and each has paid all taxes (including all applicable real and personal property taxes) and other governmental assessments and charges that are due and owing by it (other than taxes that are properly being contested by applicable legal means). There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and there is no basis for any such claim. Neither Borrower nor any of its subsidiaries (including GLFH) has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. No tax return of any such entity is presently being audited by any taxing authority.

I. Full Disclosure. Neither this Agreement nor any document or instrument made or delivered in connection herewith (including any Loan Document) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

5. Additional Borrower Covenants. From and after the date hereof, Borrower shall:

A. inform Lender immediately should any third party Lien be threatened or made on any of its assets or the assets of GLFH or should any proceeding threaten its assets or the asset of GLFH.

B. keep its assets and the assets of its subsidiaries (including GLFH) insured at all times in a manner as customary for similarly situated companies. In addition, Borrower shall obtain and maintain such other insurance on it and/or its subsidiaries (including GLFH) as may be reasonably requested by Lender from time to time. Without limiting the generality of the foregoing, Borrower will cause all buildings, improvements, other insurable parts of any and all of the real property owned or held for use by it and/or GLFH and other income from any such real property to be insured against loss or damage by fire, by hazards included within extended coverage and by other risks that Lender from time to time may require, in amounts, with insurers and with deductibles that are acceptable to Lender, and Borrower shall cause all premiums on the insurance to be paid when due. Each policy evidencing insurance required by this paragraph shall provide: (w) that loss shall be payable to Lender as its interest shall appear at the time of the loss, (x) a lender loss payee endorsement; (y) shall be in form and substance and with deductibles acceptable to Lender; and (z) shall be delivered to Lender. Each policy shall provide that the insurer shall give Lender at least thirty (30) days’ prior written notice of any cancellation of or any material change in the insurance. Each renewal of each policy shall be delivered to Lender at least thirty (30) days before the expiration date of the policy. Upon any transfer of property in satisfaction of the amounts due and payable hereunder, all rights, title and interest of Borrower in and to any insurance policies then in force, including the right to any premium refund, shall vest in the purchaser or grantee. If there shall occur any destruction of or damage to any property of Borrower and/or GLFH, Borrower shall give immediate notice to Lender, and Lender shall have the right to make proof of the loss or damage, if Borrower does not promptly do so. Upon the occurrence of an Event of Default, Lender is authorized to settle, adjust or compromise any claims for loss or damage under any insurance policy. Except as otherwise provided by this Agreement, Borrower shall immediately endorse and deliver to Lender all proceeds of any policy.

C. pay, or cause to be paid, before they become delinquent, all taxes, assessments, and other similar charges levied upon it or any of its subsidiaries (including GLFH) or with respect to any of the property or assets of such entity and will promptly deliver to Lender satisfactory evidence of payment of them. Upon the occurrence of an Event of Default, pay to Lender periodically, on each date that Lender shall designate, an amount equal to: (i) the amount that Lender from time to time estimates will be sufficient to permit Lender to pay each annual tax, assessment and any other similar charge levied upon or with respect to the assets of Borrower and/or any of its subsidiaries (including GLFH), at least thirty (30) days before it is due and payable, divided by: (ii) the number of payments by Borrower that will occur between: (a) the date of Lender’s request, the date of any new estimate by Lender of the amount of the annual tax, assessment or other charge or the date when Lender last paid the tax, assessment or other charge on behalf of Borrower (whichever date is applicable); and (b) the thirtieth (30th) day before the tax, assessment or other charge will be due and payable. Upon written demand by Lender, pay to Lender any additional sums that are necessary to make up any deficiency in the amount necessary to enable Lender to pay fully those taxes, assessments and other similar charges when due. All sums that Borrower pays to Lender under this paragraph may be commingled with the general funds of Lender, and no interest shall be payable to Borrower with respect to them. If an Event of Default occurs, then Lender may apply any funds of Borrower it then holds under this paragraph against the obligations, in any manner that Lender shall determine.

D. comply with all laws applicable to Borrower (including all laws relating to the payment of taxes and protection of the environment, including all Environmental Laws).

6. Events of Default. Borrower shall be in default if any of the following happens (each an “Event of Default”): (A) an Event of Default occurs under any other Loan Document; (B) Borrower and/or any subsidiary of Borrower (including GLFH) fails to comply with or to perform when due or is in breach of default of any other term, obligation, covenant, or condition contained in this Agreement, the Note, or in any other agreement (including, without limitation, any other Loan Document) or loan Borrower has with Lender and/or any affiliate of lender (which for this purpose shall include any entity under common management with Lender); (C) Borrower and/or any subsidiary of Borrower (including GLFH) defaults under any loan, extension of credit, security agreement, purchase or sale agreement, or any other agreement, in favor of any other creditor or person that materially affects any of Borrower’s property or Borrower’s ability to repay the Loan or perform Borrower’s obligations under this Agreement or any Loan Document or any related documents; (D) any representation or statement made or furnished to Lender by Borrower and/or any subsidiary of Borrower (including GLFH) is false or misleading in any respect either now or at the time made or furnished or becomes false or misleading at any time thereafter; (E) Borrower or any of its subsidiaries (including GLFH) becomes insolvent, a receiver is appointed for any part of such entity’s property, Borrower or any of its subsidiaries (including GLFH)makes an assignment for the benefit of creditors, or any proceeding is commenced either by or against Borrower under any bankruptcy or insolvency laws; (F) if any execution levy or writ of garnishment or attachment or other like judicial process shall be issued against or placed upon any property of Borrower or any of its subsidiaries (including GLFH); (G) a material adverse change occurs in the financial condition of Borrower and/or any of its subsidiaries (whether individually or on a consolidated basis), or Lender reasonably believes the prospect of payment or performance of the indebtedness is impaired; (H) the dissolution of Borrower or any of its subsidiaries (including GLFH) and/or Borrower or any of its subsidiaries (including GLFH) otherwise ceases to conduct business or terminates its existence by sale, dissolution, merger or otherwise; or (I) if there is any failure by Borrower to pay when due any of its indebtedness owed to other creditors or if there is any breach or default in the observance or performance of any term, covenant, or condition in any document evidencing, securing or relating to such indebtedness.

7. Remedies. Upon the occurrence of an Event of Default; (i) the entire indebtedness evidenced hereby shall become immediately due and payable; and (ii) interest shall accrue at a rate equal to eighteen (18%) percent per annum. In addition, Lender shall have the right to exercise any and all rights and remedies available to it (whether at law, in equity, under all Loan Documents, or otherwise). Borrower further promises to pay any and all costs of collecting the amount due hereunder, including reasonable attorney fees. No delay on the part of Lender in the exercise of any of the aforesaid rights or remedies shall operate as a waiver thereof, and no single or partial exercise of any right or remedy by Lender shall preclude the exercise of any other right or remedy. Any remedy provided hereunder shall be in addition to all other remedies available Lender (whether at law, in equity, by contract, or otherwise) and such remedies shall be cumulative.

8. Limitation on Interest Rate. Notwithstanding anything to the contrary contained herein, nothing in this Agreement nor any Loan Document or any transaction relating hereto, shall be construed or so operate as to require the Borrower to pay, or be charged, interest at a greater rate than the maximum rate allowed by the applicable law. Should any interest, or other charges, charged, paid or payable by Borrower in connection with this Agreement, the Note, or any other document delivered in connection herewith, result in the charging, compensation, payment or earning of interest in excess of the maximum allowed by applicable law, then any and all such excess shall be and the same is hereby waived by Lender, and any and all such excess paid shall be automatically credited against and in reduction of the principal balance of the Note.

9. Reporting.

A. Borrower shall furnish to Lender such audited and unaudited financial statements and other financial information relating to Borrower, its subsidiaries (including GLFH) and their respective business operations as Lender may request from time to time. All such financial information shall be prepared in accordance with U.S. generally accepted accounting principles, consistently applied and shall accurately and fairly present the results of operations and the financial condition of the applicable entity/entities at the dates and for the period indicated.

B. Borrower shall deliver to Lender as soon as reasonably available, but in no event later than seven (7) days after such items become available to Borrower (or its applicable subsidiary) in final form: (i) copies of any engineering or environmental reports prepared for Borrower (or its applicable subsidiary) with respect to the Property; (ii) a copy of any notice received by Borrower (or its applicable subsidiary) from any governmental authority with respect to an environmental condition existing or alleged to exist or emanate from or at the Property; and (c) from time to time, if Lender determines that obtaining appraisals is necessary in order for Lender to comply with applicable laws, Borrower shall or shall cause its applicable subsidiary to furnish to Lender appraisal reports in form and substance and from appraisers reasonably satisfactory to Lender stating the then current fair market value of the Property.

C. Promptly upon receipt or filing thereof, Borrower shall deliver to Lender copies of any reports or notices related to taxes and any other reports or notices received by Borrower (or any of its subsidiaries) from, or filed by Borrower (or any of its subsidiaries) with, any governmental authority (including, without limitation, those governmental authorities responsible for taxes).

D. During normal business hours, and upon reasonable advanced notice to Borrower from Lender, Borrower shall permit Lender to examine all records, books and papers of Borrower and its subsidiaries (including GLFH), which reflect upon its financial condition and the income and expenses of Borrower and its subsidiaries.

E. Borrower shall keep and maintain or cause to be kept and maintained at all times at is principal offices, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Business and its other business operations. Lender and its designated agents shall have the right to inspect and copy any of the foregoing. Annually, Lender may conduct an audit (at Borrower’s expense), to determine the accuracy of Borrower’s records and computations. Upon the occurrence of and during the continuance of an Event of Default, Lender may conduct a continuous audit at Borrower’s expense, to determine the accuracy of Borrower’s records and computations.

10. Miscellaneous.

A. Notices. A notice given under this Agreement (a “Notice”) shall be: (i) in writing; (ii) sent for the attention of the person or entity, and to the address, email address, or fax number, specified on Exhibit F (or such other address, fax number or Person as each Member may notify to the other in accordance with the provisions of this Section 10(A)); and (iii) shall be delivered personally, sent by fax, sent by email, sent by pre-paid first-class post or recorded delivery; or (if the notice is to be served by post outside the country from which it is sent) sent by airmail. A notice shall be deemed to be given under this Agreement when delivered to Lender or when placed in an envelope addressed to Lender and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered through an overnight courier. The mailing shall be by overnight courier, certified, or first class mail. To prove service, it is sufficient to prove that the notice was transmitted by fax to the fax number or by email to the email address of the Party or, in the case of post, that the envelope containing the notice was properly addressed and posted. For purposes of this Agreement, “Business Day” means a day (other than a Saturday, Sunday or public holiday) when banks in Michigan are open for business. Any Party may change its address by written notice to the Company.

B. Waiver; Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

C. Interpretation. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Unless the context clearly indicates otherwise, the word “including” means “including without limitation.” The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provision of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

D. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Borrower. Lender shall have the right to assign all or any portion of its rights or obligation hereunder at any time, so long as the assignee signs this Agreement and becomes a party hereto. To the extent of such assignment, the applicable assignee shall be considered the Lender hereunder.

E. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

F. Indemnification.

i. Borrower shall indemnify and hold harmless Lender and its successors and assigns and their respective officers, directors, equity holders, heirs, successors, permitted assigns and agents from and against any and all loss, claim, damage, liability or expense (including, without limitation, all reasonable costs and expenses, including attorneys’ fees, each, a “Loss”) incurred by any such person, and any action in respect thereof, to which any such person may become subject, due to or arising out of a breach of any the representation, warranty, or covenant of Borrower contained herein, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, and in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters so indemnified against.

ii. As between Borrower and Lender, all risk of loss associated with non-compliance with Environmental Laws upon, within, contiguous to or otherwise affecting any and all real property held by Borrower and/or any subsidiary of Borrower (including GLFH), shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any loss (including any loss in value attributable to hazardous materials), damage or liability therefrom, including all costs of removal of hazardous materials or other remediation required by Lender or by law. In addition to the indemnification provided in clause (i) above, Borrower shall indemnify, defend and hold Lender and its members, directors, officers, employees and agents harmless from and against any Loss arising out of, connected with, or associated, in any way, with (a) the non-compliance with Environmental Laws, or (b) the existence of hazardous materials and/or the release thereof in, on, or about the Property, (c) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to hazardous materials and/or any violation of Environmental Laws; (d) any lawsuit brought or threatened, settlement reached, or government order relating to hazardous materials, or (e) the imposition of any environmental lien encumbering any real property owned or held for use by Borrower and/or any of its subsidiaries (including GLFH). Borrower’s obligations under this Section shall arise whether or not any governmental authority has taken or threatened any action in connection with the presence of any hazardous material, and whether or not the existence of any such hazardous material or potential liability on account thereof is disclosed in any site assessment and shall continue notwithstanding the repayment of the Loan.

G. Survival. Each representation, warranty and covenant contained herein together with the associated indemnification obligation shall survive and remain in full force and effect until the expiration of the applicable statute of limitations.

H. Further Assurances/Power of Attorney.

i. Further Assurances. Following the execution hereof, each of the Parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and/or to further effectuate the security interests granted herein and/or in substitution of the security interests granted herein, which documents, instruments, conveyances and assurances shall be in the form and substance satisfactory to the Lender.

ii. Power of Attorney. Borrower authorizes and irrevocably appoints Lender or any agent of Lender (which appointment is coupled with an interest) the true and lawful attorney of Borrower (with full power of substitution) in the name, place and stead of, and at the expense of, Borrower: (i) upon the occurrence and during the continuance of an Event of Default, to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any collateral and to endorse any item representing any payment on or proceeds of the collateral; (ii) to execute and/or file in the name of and on behalf of Borrower all financing statements or other filings deemed necessary or desirable by Lender to evidence, perfect, or continue the security interests granted in this Agreement; and (iii) to do and perform any act on behalf of Borrower permitted or required under this Agreement.

I. Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in any manner, the remaining provisions of this Agreement shall nonetheless continue in full force and effect without being impaired or invalidated in any way. In addition, if any provision of this Agreement may be modified by a court of competent jurisdiction such that it may be enforced, then that provision shall be so modified and, as modified, shall be fully enforced.

J. Counterparts; Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other. Delivery of an executed counterpart of this Agreement by facsimile, .pdf, .tif, .gif, .jpg or similar image (any such delivery, an “Electronic Delivery”) sent via electronic mail shall be equally as effective and binding as delivery of an executed original counterpart. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense.

K. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL, EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE PLEDGE AGREEMENT, THE NOTE AND THE OTHER AGREEMENTS AND TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

L. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MICHIGAN, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW.

M. Entire Agreement. This Agreement (including its exhibits and Loan Documents, which are hereby incorporated into and made part hereof) contains the entire understanding of the parties with respect to its subject matter, and supersedes all prior and contemporaneous agreements, understandings and negotiations whether oral or written. No parol evidence of prior or contemporaneous agreements, understandings or negotiations shall govern or be used to construe or modify this Agreement.

(Signatures Appear on Following Page)

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first written above.

Lender:

Grass Roots Investors, LLC,
a Delaware limited liability company

By:	/s/ Bruce H. Seyburn
Bruce H. Seyburn, Manager

Borrower:

Players Network, Inc.,
a Nevada corporation

By:	/s/ Mark Bradley
Mark Bradley, CEO

EXHIBITS

Exhibit A – Borrower’s Wire Transfer Instructions

Exhibit B – Formation Documents of Borrower and GLFH

Exhibit C – Incumbency Certificate of Borrower

Exhibit D – Secured Promissory Note

Exhibit E – Membership Interest Pledge Agreement

Exhibit F – Addresses for Notice